Exhibit 99.1

BIG HEART PET BRANDS TO BE ACQUIRED BY THE J.M. SMUCKER COMPANY

KKR, Vestar Capital Partners and Centerview Capital Enter Agreement for $5.8 Billion Cash and Stock Transaction

(SAN FRANCISCO) February 3, 2015 – Big Heart Pet Brands today announced that it has entered into a definitive agreement to be acquired by The J.M. Smucker Company (“Smucker”) (NYSE: SJM), in a cash and stock transaction valued at approximately $5.8 billion. The transaction is expected to close by the end of Big Heart Pet Brands’ current fiscal year, which ends on May 3, 2015, subject to customary closing conditions including receipt of required regulatory approvals.

“We are pleased to join the Smucker Company and their family of iconic brands,” said Dave West, President and Chief Executive Officer of Big Heart Pet Brands. “Given the strong alignment between Big Heart Pet Brands’ and Smucker’s purposes and values, I’m confident that Smucker is a great fit for our brand portfolio. Our sponsor owners have been great partners as we invested in growing our business and capabilities to drive value creation, and our iconic pet food and snack brands have significant growth potential. Smucker will provide the resources and scale to help our brands continue to grow and flourish.”

Big Heart Pet Brands is headquartered in San Francisco, California and is currently owned by a consortium of investors led by funds affiliated with Kohlberg Kravis Roberts & Co. L.P. (“KKR”), Vestar Capital Partners (“Vestar”) and Centerview Capital (“Centerview”).

Big Heart Pet Brands changed its name from Del Monte Corporation following the divestiture of its Consumer Products business and namesake Del Monte brand on February 18, 2014. On March 8, 2011, Del Monte Foods was acquired and taken private by KKR, Vestar and Centerview.

“The teamwork between our private equity partners and the Big Heart Pet Brands management team has grown and strengthened Big Heart Pet Brands’ leadership in the dynamic pet food category,” said a senior executive group from KKR, Vestar and Centerview. “Innovation and exciting new products, combined with enhanced support of its flagship brands, has positioned Big Heart Pet Brands for additional success. We owe a depth of gratitude to Dave West and the entire Big Heart Pet Brands team, who have built a best-in-class pet food and snacks company. We’re confident that Big Heart Pet Brands can look ahead to continued success in the sector as part of the Smucker family. We look forward to benefiting from this synergistic combination as a meaningful shareholder in Smucker going forward.”

Transaction Details

Under the terms of the agreement, Big Heart Pet Brands’ shareholders will receive 17.9 million shares of Smucker common stock and $1.3 billion in cash. Smucker will also refinance $2.6 billion of Big Heart Pet Brands’ debt.

Upon close of the transaction, Dave West will serve as president of Smucker’s new pet food business.

Smucker is a leading marketer and manufacturer of fruit spreads, retail packaged coffee, peanut butter, shortening and oils, ice cream toppings, sweetened condensed milk, and natural foods products in North America. Its family of brands includes Smucker’s,® Folgers,® Dunkin’ Donuts,® Jif, ® Crisco,® Pillsbury,® Eagle Brand,® R.W. Knudsen Family,® Hungry Jack,® Millstone,® Cafe Bustelo,® Café Pilon,® truRoots,® White Lily,® Martha White,® and Sahale Snacks® in the United States, along with Robin Hood,® Five Roses,® Carnation,® and Bick’s® in Canada.

Advisors

Morgan Stanley & Co. and Centerview Partners acted as financial advisors, and Simpson Thacher & Bartlett LLP acted as legal advisor to Big Heart Pet Brands.

Conference Call

Smucker will host a conference call today at 5:00 p.m. Eastern Time to discuss the transaction. In addition to Smucker’s management, Dave West, President and Chief Executive Officer of Big Heart Pet Brands, will participate on the call. Analysts and investors can join the conference call by dialing 800-481-9591 or 719-325-2252, with an access code of 3533968. A live webcast of the conference call can be accessed from Smucker’ website at jmsmucker.com/investor-relations. The webcast replay will be available at jmsmucker.com/investor-relations following the call. An audio replay will also be available following the call until Tuesday, February 10, 2015, and can be accessed by dialing 888-203-1112 or 719-457-0820, with an access code of 3533968.

About Big Heart Pet Brands

Big Heart Pet Brands is the largest U.S. standalone producer, distributor and marketer of premium quality, branded pet food and pet snacks. The Company’s purpose is to nurture the bond between pets and the people who love them – making every day special. Its portfolio of brands, with a foundation in dog and cat food and treats, strives to cater to every pet life stage and every family’s budget through the availability and accessibility of its products.

The Company’s brands include Meow Mix,® Milk-Bone,® Kibbles ‘n Bits,® 9Lives,® Natural Balance ® Pup-Peroni,® Gravy Train,® Nature’s Recipe,® Canine Carry Outs,® Milo’s Kitchen® and other brand names. For more information, visit the Big Heart Pet Brands website at www.bigheartpet.com.

About KKR

KKR is a leading global investment firm that manages investments across multiple asset classes including private equity, energy, infrastructure, real estate, credit and hedge funds. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation at the asset level. KKR invests its own capital alongside its partners’ capital and brings opportunities to others through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. L.P. (NYSE: KKR), please visit KKR’s website at www.kkr.com.

About Vestar Capital Partners

Vestar Capital Partners is a leading U.S. middle-market private equity firm currently managing approximately $5 billion in capital. Specializing in management buyouts and growth capital investments, Vestar invests and collaborates with incumbent management teams and private owners in a creative, flexible and entrepreneurial way to build long-term enterprise value. Vestar has extensive experience investing across a wide variety of industries including Consumer, Healthcare, Diversified Industries, and Financial Services. Vestar has completed more than 20 Consumer investments, including Del Monte Foods/Big Heart Pet Brands, Birds Eye Foods, Sun Products, Roland Foods, Hearthside Food Solutions, Michael Foods, and Celestial Seasonings. Since Vestar’s founding in 1988, Vestar funds have completed more than 70 investments in companies with a total value of more than $40 billion. For more information, please visit www.vestarcapital.com.

About Centerview Capital

Centerview Capital is a private investment firm that provides capital to high potential consumer and technology companies through separate funds. Centerview Capital’s consumer fund is based in Greenwich, CT and is focused exclusively on making investments in the U.S. consumer industry. With approximately $500 million in committed capital, Centerview’s consumer business seeks to leverage its operational expertise and deep consumer industry relationships in partnering with existing owners and management to achieve strategic and operational excellence. Centerview’s consumer investments include The Nielsen Company, Big Heart Pet Brands, Richelieu Foods, Ole Smoky Tennessee Moonshine and Advantage Sales & Marketing. Centerview Capital also operates a technology fund based in San Francisco, CA. For additional information, please visit www.centerviewcapital.com

Forward Looking Statements

This press release may contain forward-looking statements conveying management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. The Company does not undertake to update any of these statements in light of new information or future events except as may be required by law. Forward-looking statements involve inherent risks and uncertainties and the Company cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward- looking statements. These factors are described in more detail in our filings with the SEC.

CONTACTS:

Press:

•	Chrissy Trampedach, Big Heart Pet Brands, 415-247-3420, media.relations@bigheartpet.com

•	Kristi Huller, KKR, 212-750-8300, kristi.huller@kkr.com

•	Carol Makovich, Owen Blicksilver Public Relations for Vestar, 203-622-4781, carol@blicksilverpr.com

•	Steve Lipin, Brunswick Group for Centerview, 212-333-3810

Investors/Analysts:

Ralph Lupian, Big Heart Pet Brands, 415-247-3382, investor.relations@bigheartpet.com

###